EXHIBIT 4(d)


          THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT`
          ----------------------------------------------

     This Third Amendment to Loan and Security Agreement is made this 16th day of March, 2000 by and among Congress Financial Corporation, and First Union National Bank (individually and collectively, "Lender") Congress Financial Corporation, as Administrative Agent for Lender (in such capacity "Agent") and Crown Central Petroleum Corporation ("Crown"), Continental American Corporation, Crown Central Holding Corporation, Crown Central Pipe Line Company, Crown-Rancho Pipe Line Corporation, Crown Stations, Inc., FZ Corporation, Fast Fare, Inc., La Gloria Oil and Gas Company, Locot, Inc., McMurrey Pipe Line Company, Mollie's Properties, Inc. and Crowncen International N.V. (each of such parties, including Crown, being referred to herein, individually and collectively, as "Borrower").

                            RECITALS
                            --------

     WHEREAS, Borrower, Agent and Lender entered into a certain Loan and Security Agreement dated December 10, 1998 (together with all amendments, modifications, addenda and supplements, the "Loan Agreement") and related documents, evidencing certain financing arrangements as more particularly described therein.

     WHEREAS, Borrower, Agent and Lender entered into an Amendment No. 1 to Loan and Security Agreement on March 29, 1999, to reflect certain modifications to the terms and conditions of the Loan Agreement.

     WHEREAS, Borrower, Agent and Lender entered into an Amendment No. 2 to Loan and Security Agreement on August 1, 1999, to make certain technical corrections to the terms and conditions of the Loan Agreement.

     WHEREAS, The parties wish to make certain additional modifications to the Loan Agreement and subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings ascribed thereto in the Loan Agreement.

     2. Section 3.1(d) of the Loan Agreement is hereby deleted in its entirety and there shall be substituted in lieu thereof the following:

     "(d)     Interest shall be payable to Agent, for the account of
Lender: (i) in the case of Base Rate Loans, monthly in arrears on the last day of each calender month, (ii) in the case of LIBOR Rate Loans, on each monthly anniversary of the first day of the applicable LIBOR Interest Period and (iii) in the case of any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration, or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted."

     3. Section 9.12 of the Loan Agreement is hereby deleted in its entirety and there shall be substituted in lieu thereof the following:

           "9.12 MINIMUM NET ADJUSTED WORKING CAPITAL. Borrowers shall cause Adjusted Current Assets to exceed consolidated current liabilities by
(a) $10,000,000 at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2000, and (b) $25,000,000 at the end of each fiscal quarter thereafter."

     4. Section 9.13 of the Loan Agreement is hereby deleted in its entirety and there shall be substituted in lieu thereof the following:

           "9.13 MINIMUM FIFO TANGIBLE NET WORTH. Borrowers shall cause FIFO Tangible Net Worth to be at least (a) $150,000,000 at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2000, and (b) $140,000,000 at the end of each fiscal quarter thereafter."

     5. In consideration of this Amendment, Borrower shall pay to Lender an amendment fee in the amount of $25,000, which shall fully be earned and due and payable on the date hereof.

     6. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

          (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

           (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     7. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following conditions, in a manner satisfactory to Agent and its counsel:

           (a) Agent shall have received this Third Amendment to the Loan Agreement duly authorized, executed and delivered by the parties hereto;

           (b) Agent shall have received the consents to this Amendment from each Lender and from Rosemore; and

           (c) No Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

     8. Except as expressly amended herein, the terms and conditions of the Loan Agreement are hereby reaffirmed and ratified in all respects, and Borrower reaffirms each of the representations and warranties under the Loan Agreement made by it, as if said representations and warranties were made and given on and as of the date hereof.

     9. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

     10. The validity, interpretation and enforcement of this Amendment and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

     11. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     12. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

     13. The Amendment may be executed in any number of counterparts and by different parties on separate counterparts (including by facsimile transmission of executed signature pages hereto), each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereof.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the date and year first above written.


                          CROWN CENTRAL PETROLEUM CORPORATION

                          By:--/s/ John E. Wheeler, Jr.
                             -------------------------------
                             John E. Wheeler, Jr., Executive
                             Vice President and Chief Financial
                             Officer

                          CONTINENTAL AMERICAN CORPORATION

                          By: --/s/ John E. Wheeler, Jr.
                             -------------------------------
                             John E. Wheeler, Jr., President

                          CROWN CENTRAL HOLDING CORPORATION

                          By: --/s/ John E. Wheeler, Jr.
                             --------------------------------
                             John E. Wheeler, Jr., President

                          CROWN CENTRAL PIPE LINE COMPANY

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          CROWN-RANCHO PIPE LINE CORPORATION

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          CROWN STATIONS, INC

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          F Z CORPORATION

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          FAST FARE, INC.

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          LA GLORIA OIL AND GAS COMPANY

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          LOCOT, INC.

                          By: --/s/ John E. Wheeler, Jr.
                             ----------------------------------
                             John E. Wheeler, Jr., President

                          MCMURREY PIPE LINE COMPANY

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., President

                          MOLLIE'S PROPERTIES, INC.

                          By: --/s/ John E. Wheeler, Jr.
                             ------------------------------------
                             John E. Wheeler, Jr., Vice President

                          CROWNCEN INTERNATIONAL N.V.

                          By: --/s/ John E. Wheeler, Jr.
                             ---------------------------------
                             John E. Wheeler, Jr., Supervisory
                             Director

AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION,
     as Agent

By:--/s/ David Stair
--------------------
Name: David Stair
Title: First Vice President

CONSENTED TO:

ROSEMORE HOLDINGS, INC.
By:--/s/ Kenneth H. Trout
---------------------------
Name: Kenneth H. Trout
Title: Executive Vice President and COO


CONGRESS FINANCIAL CORPORATION
     as Lender

By:--/s/ David Stair
--------------------
Name: David Stair
Title: First Vice President


FIRST UNION NATIONAL BANK
     as Lender

By: --/s/ Will Fee
----------------------
Name: William J. Fee
Title: Senior Vice President



K:\RENBAUM\Congress Financial\Crown Central\Third Amendment to LSA.wpd